EXHIBIT 16.1

March 19, 2010

Audit • Tax • Advisory

Grant Thornton LLP
333 Clay Street, 27th Floor
Houston, TX 77002-4168

U.S. Securities and Exchange Commission	T 832.476.3600
Office of the Chief Accountant	F 713.655.8741
100 F Street, NE	www.GrantThornton.com
Washington, DC 20549

Re:	Encore Bancshares, Inc.

File No. 001-33598

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Encore Bancshares, Inc. dated March 17, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd